Exhibit 99.1

Libbey Files Amended Plan of Reorganization and Disclosure Statement

Provides Clear Path to Complete Court-Supervised Process Later this Year

Company Files Motions with Court to Implement Essential Changes to Collective Bargaining Agreements and Union-Related Retiree Benefits

TOLEDO, Ohio, August 17, 2020 – Libbey Inc. (OTC: LBYYQ) (“Libbey” or the “Company”), one of the world's largest glass tableware manufacturers, filed an Amended Plan of Reorganization (the “Plan”) and a related Disclosure Statement today in the U.S. Bankruptcy Court for the District of Delaware (“the Court”). The Plan outlines the Company’s proposal to strengthen its balance sheet, reduce debt and improve liquidity in order to emerge from bankruptcy as a financially stronger company.

As contemplated under the terms of the Plan, Libbey has received a term sheet from seven of its lenders to provide $150 million in exit financing, which net of lender fees and repayment of the Company’s existing debtor-in-possession (“DIP”) financing will provide $75 million of incremental funding for the Company’s exit from bankruptcy and go-forward operations. Libbey also expects to replace its $100 million DIP revolving credit facility with a new exit facility with approximately $20 million initially drawn. Overall, Libbey expects to emerge from the Chapter 11 process with less than $200 million of funded debt, compared to more than $400 million of debt that existed at the beginning of the court-supervised process.

Additionally, as required under the terms of the Plan, Libbey today filed motions with the Court to modify its collective bargaining agreements (“CBAs”) and certain union-related retiree benefits. If approved by the Court, the motions will modify the CBAs for Libbey employees represented by the United Steelworkers and the International Association of Machinists & Aerospace Workers. Under the terms of the Company’s proposals to the unions, Libbey is seeking to modify wages, certain benefits (including freezing future benefit accruals under its hourly defined benefit pension plan) and certain work rules for its U.S. union employees. In addition to these proposed modifications, the Company has also taken actions to reduce its salaried headcount and the wage and benefit costs relating to its salaried employees, as well as non-salary related costs. All of these actions, including the proposed modifications to the Company’s CBAs and certain union-related retiree benefit obligations, provide cost reductions that are essential to the Company’s successful reorganization.

As part of optimizing its manufacturing capacity, Libbey has committed to its previously announced plan to close its manufacturing facility in Shreveport, Louisiana. The Company intends to cease production by the end of 2020, with full closure to be completed by the second half of 2022. Libbey continues to negotiate with the United Steelworkers representing the Company’s employees regarding the effects of the facility closure.

Mike Bauer, chief executive officer of Libbey, said, “We continue to make important progress and are on a path to complete our restructuring later this year. While we recognize the impact of the proposed modifications to the CBAs for our union employees and union retirees, we believe the changes are essential to ensure our successful emergence from Chapter 11. The cost savings and operational improvements they will help us achieve will preserve approximately 1,200 U.S. jobs and make Libbey a stronger company going forward. We remain committed to continuing good-faith negotiations with our unions throughout this process.”

Mr. Bauer continued, “As we take the final steps in this court-supervised process, we continue to serve customers and end users globally. As always, we remain focused on providing the high-quality products, service and community commitment that define Libbey. I want to express my sincere gratitude to our employees for their continued hard work and dedication, as well as all our stakeholders for their continued support.”

A Court hearing to consider approval of the Disclosure Statement related to the Plan is scheduled for August 21, 2020. Following Court approval of the Disclosure Statement, Libbey will distribute the Plan and Disclosure Statement to voting creditors for their consideration. This press release is not intended as a solicitation for a vote on the Plan. Any such solicitation will be made pursuant to and in accordance with the Disclosure Statement and applicable law, including orders of the Bankruptcy Court.

The Plan and Disclosure Statement contain or discuss certain financial projections and analysis (collectively, “Projections and Analysis”). The Projections and Analysis are based on estimates and assumptions that may not materialize, were not prepared with a view toward compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the Public Company Accounting Oversight Board, and should not be relied upon to make an investment decision with respect to the Company. The Projections and Analysis do not purport to present the Company’s financial condition in accordance with generally accepted accounting principles and have not been examined or compiled by the Company’s independent registered public accounting firm.

The full terms of the Plan and Disclosure Statement, as well as the pleadings under sections 1113 and 1114 of the U.S. Bankruptcy Code, are available online at http://cases.primeclerk.com/libbey.

Additional Resources

As previously announced, on June 1, 2020, the Company and its U.S.-based subsidiaries filed voluntary petitions for a court-supervised reorganization under Chapter 11 under Title 11 of the United States Code in the U.S. Bankruptcy Court for the District of Delaware. Libbey’s international subsidiaries in Canada, China, Mexico, the Netherlands and Portugal are not included in the Chapter 11 proceedings and are operating in the normal course of business.

Additional information is available at www.LibbeyRestructuringInfo.com. Court filings and other information related to the court-supervised proceedings are available at http://cases.primeclerk.com/libbey or by calling Libbey’s claims agent, Prime Clerk, at (877) 429-7404 (or (646) 214-8836 for international calls).

Advisors

Latham & Watkins LLP is serving as legal advisor to Libbey, Alvarez & Marsal is serving as restructuring advisor and Lazard is serving as financial advisor.

About Libbey Inc.

Based in Toledo, Ohio, Libbey Inc. is one of the largest glass tableware manufacturers in the world. Libbey Inc. operates manufacturing plants in the U.S., Mexico, China, Portugal and the Netherlands. In existence since 1818, the Company supplies tabletop products to retail, foodservice and business-to-business customers in over 100 countries. Libbey's global brand portfolio, in addition to its namesake brand, includes Libbey Signature®, Master's Reserve®, Crisa®, Royal Leerdam®, World® Tableware, Syracuse® China, and Crisal Glass®. In 2019, Libbey Inc.'s net sales totaled $782.4 million. Additional information is available at www.libbey.com.

Forward-Looking Statements

This press release includes forward-looking statements as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect only the Company’s best assessment at this time and are indicated by words or phrases such as “goal,” “plan,” “expects,” “believes,” “will,” “estimates,” “anticipates,” or similar phrases. These forward-looking statements include all matters that are not historical facts. These forward-looking statements include all matters that are not historical facts. They include statements regarding, among other things, the Company’s intentions, beliefs or current expectations concerning the results of any vote on the Company’s Plan, the outcome of its motions under Sections 1113 and 1114 of the U.S. Bankruptcy Code and the timing of the shutdown of the Company’s manufacturing facility in Shreveport, Louisiana. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Investors are cautioned that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from these statements. Investors should not place undue reliance on such statements. Important factors potentially affecting performance include but are not limited to risks and uncertainties related to the ability to confirm and consummate the Plan; the ability of the Company to modify their collective bargaining agreements and certain union-related retiree benefits; the outcome of negotiations with the unions representing the Company’s employees at the Shreveport, Louisiana manufacturing facility; risks attendant to the bankruptcy process, including our ability to obtain court approvals with respect to motions filed in the Chapter 11 Cases, the outcomes of court rulings and the Chapter 11 Cases in general and the length of time that we may be required to operate in bankruptcy; the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Cases and any additional strategies that we may employ to address our liquidity and capital resources; the actions and decisions of creditors, regulators and other third parties that have an interest in the Chapter 11 Cases, which may interfere with the ability to confirm and consummate the Amended Plan; restrictions on us due to the terms of the proposed DIP financing arrangements and restrictions imposed by the applicable courts; potential delays in the Chapter 11 Cases due to the effects of COVID-19; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, including holders of the Company’s common stock; other litigation and inherent risks involved in a bankruptcy process; risks related to the trading of the Company's securities on the OTC Pink marketplace; the impact of COVID-19 on the global economy, our associates, our customers and our operations, our high level of indebtedness and the availability and cost of credit; high interest rates that increase the Company’s borrowing costs or volatility in the financial markets that could constrain liquidity and credit availability; the inability to achieve savings and profit improvements at targeted levels in the Company’s operations or within the intended time periods; increased competition from foreign suppliers endeavoring to sell glass tableware, ceramic dinnerware and metalware in our core markets; global economic conditions and the related impact on consumer spending levels; major slowdowns or changes in trends in the retail, travel, restaurant and bar or entertainment industries, and in the retail and foodservice channels of distribution generally, that impact demand for our products; inability to meet the demand for new products; material restructuring charges related to involuntary employee terminations, facility sales or closures, or other various restructuring activities; significant increases in per-unit costs for natural gas, electricity, freight, corrugated packaging, and other purchased materials; our ability to borrow under the Company’s DIP financing arrangements; protracted work stoppages related to collective bargaining agreements; increased pension expense associated with lower returns on pension investments and increased pension obligations; increased tax expense resulting from changes to tax laws, regulations and evolving interpretations thereof; devaluations and other major currency fluctuations relative to the U.S. dollar and the euro that could reduce the cost competitiveness of the Company's products compared to foreign competition; the effect of exchange rate changes to the value of the euro, the Mexican peso, the Chinese renminbi and the Canadian dollar and the earnings and cash flows of our international operations, expressed under U.S. GAAP; the effect of high levels of inflation in countries in which we operate or sell our products; the failure of our investments in e-commerce, new technology and other capital expenditures to yield expected returns; failure to prevent unauthorized access, security breaches and cyber-attacks to our information technology systems; compliance with, or the failure to comply with, legal requirements relating to health, safety and environmental protection; our failure to protect our intellectual property; and the inability to effectively integrate future business we acquire or joint ventures into which we enter. These and other risk factors that could cause results to differ materially from the forward-looking statements can be found in the Company’s Annual Report on Form 10-K, the Company's Quarterly Report on Form 10-Q, the Company’s other filings with the Securities and Exchange Commission (the “SEC”) and in the Disclosure Statement filed with the Bankruptcy Court in connection with the Chapter 11 Cases. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. Any forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company assumes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date of this report.

Contacts

Corporate:

PublicRelations@libbey.com

Investors:

Chris Hodges or Bobby Winters

Alpha IR Group

(312) 445-2870

LBY@alpha-ir.com

Media:

Michael Freitag / Ed Trissel / Tim Ragones

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449